SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
    Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)      Title of each class of securities to which transaction applies:

        (2)      Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        (4)      Proposed maximum aggregate value of transaction:

        (5)      Total fee paid:


[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)      Amount Previously Paid:

        (2)      Form, Schedule or Registration Statement No.:

        (3)      Filing Party:

        (4)      Date Filed:

                                     [LOGO]

                             911 EAST LEIGH STREET
                                   SUITE G-19
                            RICHMOND, VIRGINIA 23219

To Our Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders, which is to be held on Tuesday, April 14, 1998, at 11:00 a.m. at Crestar Bank Auditorium, 919 East Main Street, 4th Floor, Richmond, Virginia. The following pages contain the formal notice of the Annual Meeting and our Proxy Statement, which describe the specific business to be considered and voted upon at the Annual Meeting.

         It is important that your shares be represented at the meeting. Whether or not you expect to attend in person, we would greatly appreciate your efforts to return the enclosed proxy as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

         We look forward to seeing you at the Annual Meeting.

                                             Sincerely yours,


                                              /s/ Richard J. Freer, Ph.D.

                                              RICHARD J. FREER, PH.D.,
                                              Chairman of the Board of Directors

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                       911 EAST LEIGH STREET, SUITE G-19
                            RICHMOND, VIRGINIA 23219


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 APRIL 14, 1998


         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Commonwealth Biotechnologies, Inc. (the "Company") will be held on Tuesday, April 14, 1998, at 11:00 a.m. at Crestar Bank Auditorium, 919 East Main Street, 4th Floor, Richmond, Virginia, for the following purposes:

         (1)      To elect two nominees as Class I directors of the Company;

         (2) To ratify the appointment of McGladrey & Pullen, LLP as independent public accountants to audit the financial statements of the Company for the fiscal year ended December 31, 1998; and

         (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on March 16, 1998 will be entitled to vote at the Annual Meeting.

         The enclosed Proxy Statement contains more information pertaining to matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

         Whether or not you plan to attend the Annual Meeting in person, to assure the presence of a quorum, please complete, date, sign and return the accompanying proxy in the enclosed, postage-paid envelope. If you attend the meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

                                             By Order of the Board of Directors,

                                             /s/ Gregory A. Buck, Ph.D.

                                             GREGORY A. BUCK, PH.D.,
                                             Secretary

Richmond, Virginia
March 18, 1998

                       COMMONWEALTH BIOTECHNOLOGIES, INC.
                       911 EAST LEIGH STREET, SUITE G-19
                            RICHMOND, VIRGINIA 23219



                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 14, 1998


         This Proxy Statement is furnished to the holders of common stock, no par value per share ("Common Stock"), of Commonwealth Biotechnologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") to be voted at the annual meeting of shareholders of the Company (the "Annual Meeting") to be held on Tuesday, April 14, 1998, at 11:00 a.m. at Crestar Bank Auditorium, 919 East Main Street, 4th Floor, Richmond, Virginia, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed on or about March 18, 1998.

         Only the holders of Common Stock of record at the close of business on March 16, 1998 (the "Record Date") will be entitled to vote at the Annual Meeting. On such date, 1,620,514 shares of Common Stock were outstanding. Each shareholder is entitled to one vote per share held of record on the Record Date. The Common Stock is the Company's only outstanding voting stock.

         A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, or if for any reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn or postpone the Annual Meeting with or without a vote of the shareholders. If the Company proposes adjournment, the person named on the enclosed proxy card will vote such shares for which they have voting authority in favor of adjournment.

         All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in favor of the matters listed on the proxy card and for the recommendation of the Board of Directors on any other proposal that may properly come before the meeting. Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. All other matters shall be determined based upon the vote of the majority of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present. Abstentions and broker non-votes will be counted for purposes of constituting a quorum, but will not have the effect of voting in opposition to a director or of a vote against the other proposals.

         The Company will pay all expenses of the Annual Meeting, including the cost of soliciting proxies. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons' reasonable expenses in forwarding the proxy materials to their principals. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means.

         Any shareholder giving a proxy may revoke it by delivering a written notice of such revocation to Gregory A. Buck, Ph.D., the Secretary of the Company, at 911 East Leigh Street, Suite G-19, Richmond, Virginia 23219 prior to the Annual Meeting, by submitting to the Company a more recently dated proxy or by attending the Annual Meeting and voting at any time before it is exercised.


                       PROPOSAL 1: ELECTION OF DIRECTORS

         The Company's Articles of Incorporation, as amended to date, provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Board of Directors has nominated the two individuals named below under the caption "Class I Nominees" for election as directors to serve until the annual meeting of shareholders in 2001 or until their successors have been elected and qualified. All of the Class I Nominees are currently serving on the Board of Directors of the Company with terms expiring at this Annual Meeting.

     The Company's Bylaws, as amended to date, provide that the Board of Directors shall consist of not less than five nor more than nine directors as established by the Board of Directors. The size of the Board of Directors has been established at six directors.

Required Vote

         Directors must be elected by a plurality of votes cast (in person or by proxy) by the holders of Common Stock entitled to vote at the Annual Meeting if a quorum is present.

Class I Nominees:

THOMAS R. REYNOLDS - Senior Vice President, Director and Founder
Age -- 35
Director since 1992

         Mr. Reynolds currently serves the Company as a Senior Vice President and a director. From the founding of the Company in 1992 until 1997, Mr. Reynolds served as a Vice President and a director of the Company. From 1987 until 1997, Mr. Reynolds served as the Manager of the Nucleic Acids Core Laboratory at The Massey Cancer Center in the Department of Microbiology and Immunology at Virginia Commonwealth University ("VCU"). From 1984 through 1986, Mr. Reynolds served as a research assistant in Genetics at Carnegie Mellon University. Mr. Reynolds received a bachelor's degree in Biology from the Pennsylvania State University.

CHARLES A. MILLS, III - Director
Age -- 51
Director since 1997

         Mr. Mills became a director of the Company in June 1997. Mr. Mills has been employed by Anderson & Strudwick Incorporated, a brokerage firm ("A&S"), as a Senior Vice President since 1986. He served as Chairman of the Board of A&S from 1990 to 1992 and from 1994 to the present. He has served as a director of Humphrey Hospitality Trust, Inc. since 1994.

Continuing Directors

         The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated and until their successors are elected and take office. Shareholders are NOT voting on the election of the Class II and Class III directors.

Class II Directors Serving Until the 1999 Annual Meeting:

ROBERT B. HARRIS, PH.D. - President, Director and Founder
Age -- 45
Director since 1992

         Since founding the Company in 1992, Dr. Harris has served as the President and a director of the Company. Until 1997, Dr. Harris was employed in the Department of Biochemistry and Molecular Biophysics at VCU, first as an Assistant, then Associate and finally a full Professor. Dr. Harris received a joint bachelor's degree in Chemistry and Biology from the University of Rochester, and a master's degree and a doctorate degree in Biochemistry/Biophysical Chemistry from New York University.

PETER C. EINSELEN - Director
Age -- 58
Director since 1997

         Mr. Einselen became a director of the Company in June 1997. Mr. Einselen has served as Senior Vice President of A&S since 1990. From 1983 to 1990, Mr. Einselen was employed by Scott & Stringfellow, Incorporated, a brokerage firm in Richmond, Virginia.

Class III Directors Serving Until the 2000 Annual Meeting:

RICHARD J. FREER, PH.D. - Chairman of the Board, Director and Founder
Age -- 55
Director since 1992

         Since founding the Company in 1992, Dr. Freer has served as the Chairman of the Board and a director of the Company. From 1975 until 1997, Dr. Freer was employed by VCU, first as an Associate Professor, and then a Professor, in the Department of Pharmacology and Toxicology. In addition, from 1988 through 1995, Dr. Freer was first Director and then Chair of the Biomedical Engineering Program. From 1996 through 1997, Dr. Freer served as a Professor in VCU's Department of Biochemistry and Molecular Biophysics. Dr. Freer received a bachelor's degree in Biology from Marist College and a doctorate in Pharmacology from Columbia University.

GREGORY A. BUCK, PH.D. - Senior Vice President, Chief Scientific Officer, Secretary, Director and Founder
Age -- 46
Director since 1992

         Dr. Buck co-founded the Company in 1992. From 1992 until 1997, Dr. Buck served as Secretary, a Vice President and a director of the Company. In 1997, Dr. Buck assumed the roles of Chief Scientific Officer and Senior Vice President while retaining his positions as Secretary and a director. From 1996 until 1997, Dr. Buck was employed as a Professor in the Department of Microbiology and Immunology at VCU. From 1991 through 1996, Dr. Buck served as an Associate Professor in the Department of Microbiology and Immunology at VCU. Dr. Buck received a bachelor's degree in Genetics from the University of Wisconsin-Madison and a doctorate degree in Microbiology and Immunology from the University of Washington.

Information Regarding the Board Of Directors

         The Board of Directors held two meetings during 1997, including regular and special meetings. Each director attended at least 75% of the meetings of the Board of Directors and the committees thereof on which the director serves.

         The Committees of the Board of Directors consist of an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee and the Compensation Committee are comprised of Mr. Mills and Mr. Einselen. The Nominating Committee is comprised of Dr. Buck and Mr. Mills. During 1997, the Audit Committee met two times, and the Compensation Committee met two times. The Nominating Committee did not meet in 1997. The Audit Committee recommends the annual appointment of auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the internal control procedures of the Company. The Compensation Committee administers the Company's 1997 Stock Incentive Plan (the "Incentive Plan") and makes recommendations to the Board of Directors regarding compensation and benefits for the executive officers. The Compensation Committee also has oversight responsibilities for all broad-based compensation and benefit programs, including the Incentive Plan. The Nominating Committee recommends to the Board of Directors candidates for election as director of the Company and makes recommendations to the Board of Directors regarding director compensation.

Compensation of Directors

         All directors receive a fee of $2,500 for each regularly scheduled quarterly Board meeting attended (the "Director's Fee"). The Director's Fee is adjusted upwards or downwards on an annual basis in an amount equal to the percentage change in the market price of the Company's Common Stock as compared to the market price of the Common Stock for the previous fiscal year. In addition to the Director's Fee, all directors receive reimbursement for travel and other related expenses incurred in attending Board meetings and committee meetings.

         In voting by proxy for the election of two nominees as Class I directors to serve until the annual meeting of shareholders at which such director's class will stand for reelection, shareholders may vote in favor of both nominees, withhold their votes as to both nominees, or withhold their votes as to a specific nominee. If no instructions are indicated, such proxies will be voted FOR the election of both nominees as directors.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
              VOTE FOR THE ELECTION OF ALL OF THE PROPOSED CLASS I
                      NOMINEES TO THE BOARD OF DIRECTORS.

                       PROPOSAL 2: SELECTION OF AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors of the Company has appointed, subject to the approval of the shareholders, the firm McGladrey & Pullen, LLP as independent public accountants to audit the Company's financial statements for the fiscal year ended December 31, 1998. If the appointment of McGladrey & Pullen, LLP is not approved by the shareholders, the matter will be referred to the Audit Committee for further review.

         Goodman & Company, L.L.P. ("Goodman") served as the Company's independent public accountants for the fiscal years ended December 31, 1995, December 31, 1996 and December 31, 1997. For various business reasons, the Audit Committee recommended the dismissal of Goodman to the Company's Board of Directors, and on February 23, 1998, the Board officially terminated its business relationship with Goodman. Goodman's reports on the Company's financial statements for each of the last two fiscal years did not contain an adverse opinion or disclaimer of opinion. Similarly, Goodman did not modify either such report as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and Goodman regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         The Company appointed McGladrey & Pullen, LLP to serve as the Company's independent public accountants on February 23, 1998.

         It is anticipated that representatives of McGladrey & Pullen, LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to questions at that time.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
       VOTE FOR THE SELECTION OF MCGLADREY & PULLEN, LLP AS THE COMPANY'S
                  INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE
                 COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL
                         YEAR ENDED DECEMBER 31, 1998.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information regarding beneficial ownership as of the Record Date (unless otherwise indicated) by (i) each director and nominee for director, (ii) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, (iii) the executive officers of the Company named in the Summary Compensation Table herein, and (iv) all directors and officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.


        Name and Address of Beneficial Owner               Shares Beneficially Owned (1)           Percent of Class
        ------------------------------------               -----------------------------           ----------------
Richard J. Freer, Ph.D. (2)                                            41,798                            2.6%
Robert B. Harris, Ph.D. (3)                                            38,297                            2.4%
Gregory A. Buck, Ph.D. (4)                                             43,359                            2.7%
Thomas R. Reynolds (5)                                                 27,935                            1.7%
Charles A. Mills, III (6)                                              163712                           10.1%
Peter C. Einselen (7)                                                  10,000                             *
James T. Martin (8)                                                   162,465                           10.0%
All directors and executive officers as a
      group (six persons) (9)                                         297,166                           18.3%

  *      Less than 1%
(1) Includes shares of Common Stock subject to options which may be exercised within 60 days of March 16, 1998. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2) Dr. Freer's address is 911 East Leigh Street, Suite G-19, Richmond, Virginia 23219. The number of shares deemed to be beneficially held by Dr. Freer includes vested options to purchase an aggregate of 16,666 shares of Common Stock.
(3) Dr. Harris' address is 911 East Leigh Street, Suite G-19, Richmond, Virginia 23219. The number of shares deemed to be beneficially held by Dr. Harris includes vested options to purchase an aggregate of 16,666 shares of Common Stock.
(4) Dr. Buck's address is 911 East Leigh Street, Suite G-19, Richmond, Virginia 23219. The number of shares deemed to be beneficially held by Dr. Buck includes (i) vested options to purchase an aggregate of 16,666 shares of Common Stock and (ii) vested options to purchase an aggregate of 500 shares of Common Stock held by Dr. Buck's spouse. Dr. Buck disclaims beneficial ownership of such shares.
(5) Mr. Reynolds' address is 911 East Leigh Street, Suite G-19, Richmond, Virginia 23219. The number of shares deemed to be beneficially held by Mr. Reynolds includes vested options to purchase an aggregate of 16,666 shares of Common Stock.
(6) Mr. Mills' address is 707 East Main Street, 20th Floor, Richmond, Virginia 23219. The shares indicated are held by investment advisory clients of Mills Value Adviser, Inc., a registered investment adviser ("MAI"). Mr. Mills serves as Chairman of MAI. MAI possesses shared dispositive power over, and can vote, such shares. Mr. Mills disclaims beneficial ownership of such shares. MAI further holds and has shared dispositive power over 142,465 of the 162,465 shares owned by James T. Martin, but cannot vote such shares.
(7) Mr. Einselen's address is 707 East Main Street, 20th Floor, Richmond, Virginia 23219.
(8)      Mr. Martin's address is Tupenny House, Tuckerstown, Bermuda.
(9) Includes vested options to purchase an aggregate of 67,164 shares of Common Stock.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission.

         Based solely on a review of copies of reports filed with the Securities and Exchange Commission and written representations from certain of the Company's directors and executive officers that no other reports were required, the Company notes that each of the Company's executive officers and directors inadvertently failed to timely file Form 3 information prior to the effective date of the registration statement relating to the Company's initial public offering. In addition, Mr. Einselen inadvertently failed to timely file a Form 4 relating to the acquisition of an aggregate of 2,000 shares of the Company's Common Stock. Such filings were subsequently made.


                             EXECUTIVE COMPENSATION

Executive Officers of the Company

         The executive officers of the Company are as follows:

                 Name                           Age                                  Position
                 ----                           ---                                  --------
Richard J. Freer, Ph.D.                         55          Chairman of the Board and Director
Robert B. Harris, Ph.D.                         45          President and Director
Gregory A. Buck, Ph.D.                          46          Senior Vice President, Chief Scientific Officer,
                                                              Secretary and Director
Thomas R. Reynolds                              35          Senior Vice President and Director

         See "Proposal 1: Election of Directors" for information regarding the backgrounds of the executive officers.

         The following table sets forth summary information concerning compensation paid or accrued by the Company in 1997 on behalf of (i) the Company's Chairman of the Board and (ii) the three other executive officers of the Company (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                                        Securities
  Name and Principal                                                 Other Annual       Underlying       All Other
       Position           Year      Salary ($)       Bonus ($)      Compensation ($)    Options (#)   Compensation ($)
       --------           ----      ----------       ---------      ----------------    -----------   ----------------
Richard J. Freer, Ph.D.   1997        97,411          43,421               --             78,157         33,073 (1)
                          1996         8,729            --                 --               --           23,024 (2)
                          1995          --              --                 --               --               --

Robert B. Harris, Ph.D.   1997        91,908          43,421               --             78,157         33,073 (1)
                          1996          --              --                 --               --           23,024 (2)
                          1995          --              --                 --               --               --

Gregory A. Buck, Ph.D.    1997        83,237          43,421               --             78,157         33,073 (1)
                          1996          --              --                 --               --           23,024 (2)
                          1995          --              --                 --               --               --

Thomas R. Reynolds        1997        70,154          19,737               --             35,529         17,632 (1)
                          1996          --              --                 --               --           10,963 (2)
                          1995          --              --                 --               --               --

--------------
(1) Represents the sum of Director's Fees paid by the Company and distributions to pay income taxes incurred by the recipient as a result of the Company's status, prior to June 1997, as a corporation taxed in accordance with Subchapter S of the Internal Revenue Code of 1986, as amended.
(2) Represents distributions to pay income taxes incurred by the recipient as a result of the Company's status, for the fiscal year ended December 31, 1996, as a corporation taxed in accordance with Subchapter S of the Internal Revenue Code of 1986, as amended.

         The following table sets forth information concerning the stock options granted to the Named Executive Officers in 1997.

                       Option Grants in Last Fiscal Year

           Name               Number of Securities        % of Total Options
                                   Underlying            Granted to Employees     Exercise Price
                                 Options Granted            in Fiscal Year           ($/Share)       Expiration Date
  Richard J. Freer, Ph.D.          20,263 (1)                    6.4%                  $6.00             10-28-07
                                   57,894 (2)                   18.4%                  $9.90             10-28-07

  Robert B. Harris, Ph.D.          20,263 (1)                    6.4%                  $6.00             10-28-07
                                   57,894 (2)                   18.4%                  $9.90             10-28-07

  Gregory A. Buck, Ph.D.           20,263 (1)                    6.4%                  $6.00             10-28-07
                                   57,894 (2)                   18.4%                  $9.90             10-28-07

  Thomas R. Reynolds                9,211 (3)                    2.9%                  $6.00             10-28-07
                                   26,318 (4)                    8.4%                  $9.90             10-28-07

--------------
(1) Such options vest as follows: 16,666 options vested on October 28, 1997 and 3,597 options vest on October 28, 1998.
(2) Such options vest as follows: 13,069 options vest on October 28, 1998; 16,666 options vest on October 28, 1999; 16,666 options vest on October 28, 2000 and 11,493 options vest on October 28, 2001.
(3)      Such options vested on October 28, 1997.
(4) Such options vest as follows: 7,455 options vested on October 28, 1997; 16,666 options vest on October 28, 1998 and 2,197 options vest on October 28, 1999.

         The following table sets forth information with respect to unexercised options held as of December 31, 1997 by the Named Executive Officers. No Named Executive Officer exercised any options for the purchase of shares of Common Stock during 1997.

                         Fiscal Year End Option Values

                                            Number of Securities Underlying               Value of Unexercised
                                         Exercisable/Unexercisable Options at       Exercisable/Unexercisable In-the
                 Name                               Fiscal Year End                 Money Options at Fiscal Year End
                 ----                    ------------------------------------       --------------------------------
Richard J. Freer, Ph.D.                             16,666 / 61,491                         $39,582 / $8,543
Robert B. Harris, Ph.D.                             16,666 / 61,491                         $39,582 / $8,543
Gregory A. Buck, Ph.D.                              16,666 / 61,491                         $39,582 / $8,543
Thomas R. Reynolds                                  16,666 / 18,863                         $21,876 /     --

--------------
(1) Based upon the closing sales price of the Common Stock ($8.375 per share) as reported on the Nasdaq SmallCap Market on December 31, 1997.

         The Company has not awarded stock appreciation rights to any of its executive officers, directors or employees. The Company has no long-term incentive, defined benefit or actuarial plans, as those terms are defined in Securities and Exchange Commission regulations, covering employees of the Company.

Employment Contracts and Termination and Change-In-Control Arrangements

         On June 24, 1997, the Company entered into employment agreements with each of Drs. Freer, Harris and Buck and Mr. Reynolds. Each of these agreements has a term of five years and will be extended for successive one-year terms beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the employment agreement. The employment agreements provide for base salaries of $165,000 for Drs. Freer, Harris and Buck and $120,000 for Mr. Reynolds, which are adjustable annually at the discretion of the Compensation Committee. In addition, the employment agreements provide the Company's executive officers with annual bonuses equal to, in the aggregate, 15% of the Company's pre-tax net income for the preceding fiscal year. Such bonuses will be paid within 30 days following the release of the Company's annual audited financial statements. Notwithstanding the foregoing, however, the bonuses for the executive officers for the fiscal year ending December 31, 1997 collectively equaled $150,000. Under each of the employment agreements, the Company may terminate the executive officers employment at any time for "Cause" as such term is defined in the employment agreement, without incurring any continuing obligations to the executive officer. If the Company terminates an executive officer's employment for any reason other than for "Cause" or if an executive officer terminates his or her employment for "Good Reason," as such term is defined in the employment agreement, the Company will remain obligated to continue to provide the compensation and benefits specified in the executive officer's employment agreement for the duration of what otherwise would have been the term of the employment agreement. In addition, each employment agreement contains non-competition provisions which prohibit each executive officer from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that these non-competition provisions are unenforceable or only partially enforceable.

         The Company has entered into severance agreements with each of its executive officers. Each severance agreement (all of which are substantially similar) has an initial term of five years and will be extended for successive one-year periods beginning on the first anniversary of its commencement, unless either the executive officer or the Company shall have given notice to the other of an election not to extend the term of the severance agreement. If the employment of any of these executive officers is terminated (with certain exceptions) within 60 months following a "Change in Control," as such term is defined in the severance agreement, the executive officer will be entitled to receive a cash payment equal to two times the annual salary for the most recent twelve-month period and three times the bonus paid with respect to such period.

         To the extent the aggregate benefits available to an executive officer, whether under his respective severance agreement or otherwise, exceed the limit of three times the executive's average base compensation provided in Section 280G of the Internal Revenue Code of 1986, as amended, resulting in the executive officer incurring an excise tax under Section 4999 of the Internal Revenue Code or any other taxes or penalties (other than ordinary income or capital gains taxes), the severance agreements require the Company to pay the executive officer an additional amount to cover any such excise taxes or penalties incurred. The Company will not be entitled to a deduction for the amount in excess of this limit.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board of Directors during 1997 consisted of Mr. Mills and Mr. Einselen. None of the members of the Compensation Committee has at any time been an officer or employee of the Company or any of its subsidiaries. Except as noted under "Certain Relationships and Related Transactions," no member of the Compensation Committee has any relationship with the Company requiring disclosure by the Company.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On June 25, 1997, the Company issued warrants to purchase shares of Common Stock to the Company's executive officers (the "Management Warrants"). The Management Warrants are exercisable commencing June 25, 1998 and for a period of nine years thereafter at an exercise price of $9.90 per share. The Management Warrants were issued as noted below:

         Richard J. Freer, Ph.D.                28,947 Warrants
         Robert B. Harris, Ph.D.                28,947 Warrants
         Gregory A. Buck, Ph.D.                 28,948 Warrants
         Thomas R. Reynolds                     13,158 Warrants

         The Company, as an S Corporation during the period from January 1, 1997 through June 30, 1997, made distributions to the executive officers, who were the Company's only shareholders during that period. These distributions totaled an aggregate of $96,851.

         Two directors of the Company, Charles A. Mills, III and Peter C. Einselen, also serve as executive officers of A&S. The Company paid commissions to A&S in connection with (i) the closing of the Company's private placement of subordinated convertible notes completed on June 25, 1997 (the "Private Placement") and (ii) the closing of the Company's initial public offering of Common Stock completed on October 28, 1997 (the "Initial Public Offering"). In connection with the Private Placement, the Company paid sales commissions to A&S. In connection with the Initial Public Offering, the Company paid A&S an underwriting discount and issued warrants to purchase an aggregate of 101,500 shares of Common Stock at an exercise price of $9.90 per share to A&S. In addition, A&S is currently serving as underwriter for the Company's contemplated issuance of industrial development revenue bonds in an aggregate principal amount of $4,000,000. This transaction should be completed by the end of March 1998, and A&S' underwriting fee associated with the issuance of such bonds will be approximately $160,000.

         On June 25, 1997, the Company entered into an agreement with Chester M. Trzaski, a former executive officer of the Company, pursuant to which the Company agreed to pay certain amounts due to Mr. Trzaski, and Mr. Trzaski agreed to relinquish certain rights to acquire shares of the capital stock of the Company in exchange for $110,000. This amount was paid in full on January 5, 1998.

         The Company believes that all of the transactions noted above were made or will be made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors and principal shareholders will be approved in accordance with the Virginia law by a majority of the Board of Directors, including a majority of the independent and disinterested directors of the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                             SHAREHOLDER PROPOSALS

         If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Shareholders, the proposal must comply with the Securities and Exchange Commission's proxy rules, be stated in writing and be submitted on or before November 20, 1998. Any proposals should be mailed to the Company at 911 East Leigh Street, Suite G-19, Richmond, Virginia 23219, Attention: Gregory A. Buck, Ph.D., Secretary.

         In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a shareholder, even if a proposal is not to be included in the Company's Proxy Statement, the Company's Bylaws provide that the shareholder must give timely notice in writing to the Secretary of the Company not later than 90 days prior to the annual meeting. As to each matter, the notice must contain (i) a brief description of the business to be brought before the annual meeting (including the specific proposal to be presented) and the reasons for addressing it at the annual meeting, (ii) the name of, record address of and class and number of shares beneficially owned by the shareholder proposing such business and (iii) any material interest of the shareholder in such business. The 1999 annual meeting of shareholders of the Company will be held on April 20, 1999.

         The Company's Bylaws provide that a shareholder of the Company entitled to vote for the election of directors may nominate persons for election to the Board of Directors by mailing written notice to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders. Any such shareholder's notice shall include (a) the name and address of the shareholder and of each person to be nominated, (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder, (d) such other information regarding each nominee as would be required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (e) the consent of each nominee to serve as a director of the Company if so elected.


                                 OTHER MATTERS

         The Board of Directors is not aware of any other matters to be brought before the Annual Meeting of Shareholders. If any other matters, however, are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

         UPON THE WRITTEN REQUEST OF ANY HOLDER OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1997, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS SHOULD BE DIRECTED TO THE COMPANY AT 911 EAST LEIGH STREET, SUITE G-19, RICHMOND, VIRGINIA, 23219,
ATTENTION: GREGORY A. BUCK, PH.D., SECRETARY.


                                             By Order of the Board of Directors,


                                             /s/ Gregory A. Buck, Ph.D.

                                             GREGORY A. BUCK, PH.D.
                                             Secretary

                       COMMONWEALTH BIOTECHNOLOGIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 14, 1998

    The undersigned hereby appoints Richard J. Freer, Ph.D. and Robert B. Harris, Ph.D., or either of them, with power of substitution, as proxies to vote all stock of Commonwealth Biotechnologies, Inc. (the "Company") owned by the undersigned at the Annual Meeting of Shareholders to be held at Crestar Bank Auditorium, 919 East Main Street, 4th Floor, Richmond, Virginia, at 11:00 a.m. on April 14, 1998, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the meeting.

1.        [ ] FOR the election as director of all nominees listed:
              Thomas R. Reynolds and Charles A. Mills, III (except as marked to the contrary below).

          [ ] WITHHOLD AUTHORITY to vote for all nominees listed: Thomas R.
              Reynolds and Charles A. Mills, III.

      INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR INDIVIDUAL NOMINEES,
                 WRITE THEIR NAMES IN THE SPACE PROVIDED BELOW:
--------------------------------------------------------------------------------

2. Proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent public accountants of the Company for the fiscal year ended December 31, 1998.

         [  ] FOR                   [  ] AGAINST                    [  ] ABSTAIN

         IN THEIR DISCRETION, THE PROXIES NAMED ABOVE MAY VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY MUST BE DATED AND SIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.

   This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted (i) FOR the two nominees as Class I directors of the Company; and (ii) FOR the proposal to ratify the appointment of McGladrey & Pullen, LLP as the independent public accountants of the Company for the fiscal year ended December 31, 1998.

   Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability entity, please sign in full name such entity by authorized person.



                       Dated: ______________________, 1998


                                            ---------------------------------
                                            Signature of Shareholder

                                            ---------------------------------
                                            Signature, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE